UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2022

ONE LIBERTY PROPERTIES INC
(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

We, B. Riley Securities, Inc. (“Riley”) and D.A. Davidson & Co. (“Davidson”) entered into a letter agreement pursuant to which the parties agreed that effective as of March 18, 2022 (the “Effective Date”), Davidson would no longer act as sales agent under the Amended and Restated Equity Offering Sales Agreement dated August 19, 2020 (the “Sales Agreement”).  Prior to the Effective Date, Davidson had acted as sales agent for an at-the-market offering of our shares of common stock.  The Sales Agreement continues in full force and effect with respect to us and Riley with Riley acting as the sole sales agent thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description of Document

1.1	Letter agreement dated March 18, 2022 by and among us, Riley and Davidson.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: March 18, 2022	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President and Chief
Financial Officer